EquiCredit
Corporation



                 Servicer's ANNUAL STATEMENT AS TO COMPLIANCE
                   Series EQCC Home Equity Loan Trust 1997-1
                   Series EQCC Home Equity Loan Trust 1997-2
                   Series EQCC Home Equity Loan Trust 1997-3
                     Series EquiCredit Funding Trust 1997-A
                     Series EquiCredit Funding Trust 1997-B



    	I, Gloria J. Roberts, Vice President of EquiCredit Corporation of America and a responsible officer as defined in the Pooling and Servicing Agreements dated as of March 1, 1997 for Series EQCC Home Equity Loan Trust 1997-1;
June 1, 1997 for Series EQCC Home Equity Loan Trust 1997-2; September 1, 1997 for Series EQCC Home Equity Loan Trust 1997-3; April 1, 1997 for Series EquiCredit Funding Trust 1997-A and September 1, 1997 for Series EquiCredit Funding Trust 1997-B (collectively the "Agreements" ) by and among U.S. Bank National Association f/k/a First Bank National Association ("Trustee") and EquiCredit Corporation of America, (the "Representative" and "Servicer") and the Depositors listed in the Agreements (the "Depositors") in such capacity hereby certify:

   	(i)	 The Servicer has fully complied with the provisions of Articles V and
         VII of the Agreements, and,

   	(ii)	 a review of the activities of the Servicer during the preceding year ended December 31, 1997 and its performance under the Agreements has been made under my supervision, and

   	(iii)	to the best of my knowledge, based on such review, the Servicer has fulfilled all its obligations under the Agreements throughout such preceding year.


	                                   					EQUICREDIT CORPORATION OF AMERICA
                               				     	Representative and Servicer for
                                	     			EQCC Home Equity Loan Trust 1997-1
                                   						EQCC Home Equity Loan Trust 1997-2
                                   						EQCC Home Equity Loan Trust 1997-3
                                   						EquiCredit Funding Trust 1997-A
                                   						EquiCredit Funding Trust 1997-B


                                   						By: /s/  Gloria J. Roberts
                                             ----------------------
                                   						Gloria J. Roberts, Vice President

Dated:  March 31, 1998
----------------------
                                                                  Exhibit 99.1
                                                                   Page 1 of 1
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                             Arthur Andersen LLP

            REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Stockholder of
EquiCredit Corporation:

We have examined management's assertion about EQUICREDIT CORPORATION's (a Delaware corporation and wholly owned subsidiary of Barnett Banks, Inc.) AND SUBSIDIARIES' compliance with minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers ("USAP") as of and for the year ended December 31, 1997, included in the accompanying management assertion letter. Management is responsible for the Company's compliance with those minimum servicing standards and for maintaining a fidelity bond and errors and omissions policy. Our responsibility is to express an opinion on management's assertion about the Company's compliance with the minimum servicing standards and maintenance of a fidelity bond and errors and omissions policy based on our examination.

Our examination was made in accordance with standards established by the American Insitute of Certified Public Accountants and, accordingly, included examining, on a test basis, evidence about the Company's compliance with minimum servicing standards and performing such other procedures as we considered necessary in the circumstances. We believe that our examination provides a reasonable basis for our opinion. Our examination does not provide a legal determination of the Company's compliance with the minimum servicing standards.

In our opinion, management's assertion that EquiCredit Corporation and subsidiaries complied with the aforementioned minimum servicing standards as of and for the year ended December 31, 1997 is fairly stated in all material respects.



By: /s/ Arthur Andersen LLP

Jacksonville, Florida
March 6, 1998

                                                 																	Exhibit 99.2
                                                                   page 1 of 2
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EquiCredit
Corporation


March 6, 1998



Arthur Andersen LLP
50 N. Laura Street
Suite 2700
Jacksonville, Florida 32202

As of and for the period from January 1, 1997 through December 31, 1997, EquiCredit Corporation and Subsidiaries have complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers
                                                      ----------------
Association of America's Uniform Single Attestation Program for Mortgage
------------------------------------------------------------------------
Bankers.  As of and for this same period, EquiCredit Corporation and
--------
Subsidiaries had in effect a fidelity bond and errors and omissions policy in the amount of $100,000,000.



                        							By: /s/ Rodolfo F. Engmann
                                   ----------------------
                           								    Rodolfo F. Engmann
                           								    President /Chief Executive Officer


                        							By: /s/ Charles E. Cauthen, Jr.
                                   ---------------------------
                                       Charles E. Cauthen, Jr.
                             							   Senior Finance Executive -	NationsBank


                         						By: /s/ Jesse K. Bray
                                   -----------------
                            								   Jesse K. Bray
           			                         Senior Vice President/Chief Financial
                                       Officer


                                                                  Exhibit 99.2
                                                                   page 2 of 2